                                                                   EXHIBIT 99
                                                                   ----------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                               DECEMBER 31, 2001
                               -----------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

     1.Statement of Cash Available for Distribution for the:

                                                                     Year Ended                  Three Months Ended
                                                                  December 31, 2001               December 31, 2001
                                                               ------------------------       --------------------------
Net loss                                                       $              (199,000)       $                (118,000)
Add:     Equity in loss of Local Limited Partnership                           103,000                           98,000
         Cash from reserves                                                     96,000                           20,000
                                                               ------------------------       --------------------------
            Cash Available for Distribution                    $                     -        $                       -
                                                               ========================       ==========================

                  2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2001:

                          Entity                                 Receiving Form of
                       Compensation                                Compensation                              Amount
                       ------------                              -----------------                           ------
                         None




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